MICHAEL T. STUDER CPA P.C.
45 Church Street
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
Ramtal, Inc.

I consent to the use in this Registration Statement on Form 10-SB of my report included herein dated January 5, 2005, relating to the financial statements of Ramtal, Inc.

/s/ Michael T. Studer CPA P.C.

Freeport, New York	Michael T. Studer CPA P.C.
January 13, 2005